EMPLOYMENT AGREEMENT
made as of this                     day of April, 2004

B E T W E E N:

KEVIN A. GLASS
(hereinafter the “Employee”)

and

VITRAN CORPORATION INC.
(hereinafter the “Company”)

WHEREAS the Employee has been employed with the Company since October 19, 1998 and is currently serving the Company in the capacity of Vice President Finance and Chief Financial Officer;

AND WHEREAS the Company’s Board of Directors (the “Board”) has determined that it is in the best interests of the Company and its shareholders to ensure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility or occurrence of a Change of Control (as defined below) of the Company;

AND WHEREAS the Board believes it is imperative to provide the Employee with certain enhanced severance benefits upon the Employee’s termination of employment following a Change of Control which provide the Employee with financial security and provide sufficient incentive and encouragement to the Employee to remain with the Company following a Change of Control;

AND WHEREAS it is in the best interests of the Company and the Employee to enter into this Agreement to reflect the Employee’s current employment arrangements with the Company as well as the additional benefits he will receive in the event that there is a Change of Control of the Company.

NOW THEREFORE IN CONSIDERATION of the mutual covenants and promises contained in this Agreement, the parties hereby agree as follows:

1.	EMPLOYMENT POSITION

The Employee shall continue to serve the Company in the capacity of Vice President Finance and Chief Financial Officer, and shall perform such duties and exercise such powers as are incidental to such position and such other compatible duties and powers as may from time to time be assigned to him by the President and Chief Executive Officer of the Company or by the Board.

The Employee agrees that he shall devote the whole of his time, attention and ability to the business of the Company insofar as his time, attention and ability are directed towards business interests. He shall competently and faithfully serve the Company and use his best efforts to promote the interests of the Company.

2.	COMPENSATION

(a)	BASE SALARY

The Employee shall receive an annual gross salary of $258,000 (the “base salary”). The base salary shall be payable in accordance with the Company’s customary payment policy. The base salary shall be subject to annual review. Any increases in the base salary will be at the sole discretion of the Board.

(b)	BONUS

Bonus shall be determined by meeting performance criteria outlined from time to time by the Board’s Compensation Committee, and approved by the Board. The bonus criteria are subject to annual review.

(c)	BENEFITS

The Company will continue to provide the Employee with those group health and insurance benefits made available by the Company generally to its senior employees as the same may change from time to time. The Employee shall also be entitled to the following perquisites:

(i)	annual dues in respect of the Employee’s club membership at the Islington Golf and Country Club, including any expenses incurred at such club in accordance with Company policy;

(ii)	continuation of a Company car allowance, in accordance with Company policy; and

(iii)	continued entitlement to participate in the Company’s stock option plan.

3.	TERMINATION

This Agreement shall terminate in the following events:

(i)	by mutual agreement of the parties; or

(ii)	forthwith, without notice or any payment in lieu of notice, if the Company has just cause at common law for termination; or

(iii)	if the employment of the Employee is terminated by the Company, and the Company does not have just cause at common law for such termination, the Employee shall receive 12 months’ salary, which shall be paid to the Employee in equal monthly instalments during the 12 month period following the effective date of termination of his said employment, whether or not the Employee commences new employment during that 12 month period. The value of one month’s salary, for the purposes herein, shall be one-thirty-sixth of the total of the base salary and bonuses received by the Employee during the 36 months immediately prior to such termination of his employment. In addition, in the event of any such termination of employment the Employee shall be entitled to continuation of group health and insurance benefits (to the extent that such benefits, or any one or number of them can be continued by the Company at standard premium rates) for 12 months, or until he commences new employment, whichever first occurs. The Employee’s entitlement to the perquisites referred to in clauses 2(c) (i), (ii) and (iii) above shall cease immediately upon any such termination of employment, save that any outstanding stock options held by the Employee at the time of such termination will continue to be governed by the express provisions of the Company’s stock option plan.

4.	CHANGE OF CONTROL

A “Change of Control” shall be deemed to have occurred if, as a result of:

(a)	a take over bid or acquisition any person, company, association, partnership or any of them singly or under any voting trust or similar arrangement has the legal ability to cause to be cast votes with respect to greater than 50% of the shares at any meeting of the shareholders called for the purpose of electing the directors of the Company; or

(b)	a merger, consolidation or sale of all, or substantially all, of the assets of the Company, the persons who were the directors of the Company immediately before the transaction, cease to constitute a majority of the Board either directly, or indirectly, as a result of the transaction.

In addition, the election at any time of three or more directors (together or separately) whose election is opposed by the then majority of the directors of the Company shall be deemed, in itself, to be a Change of Control.

If there is a Change of Control of the Company, the Employee has continued to well and faithfully serve the Company including, without limitation, following all lawful directives of the Board and not engaging in any conduct which is inconsistent with his duties of loyalty and fidelity to the Company, and the employment of the Employee is terminated without just cause or the Employee resigns from his said employment at any time within 1 year of the Change of Control, the Company shall pay to the Employee a lump sum amount equivalent to 18 months’ salary. The value of one month’s salary, for the purposes herein, shall be one-thirty-sixth of the total of the base salary and bonuses received by the Employee during the

36 months immediately prior to such termination or resignation. Any outstanding stock options held by the Employee at the time of such termination or resignation will continue to be governed by the express provisions of the Company’s stock option plan.

5.	COVENANTS OF THE EMPLOYEE

(a)	CONFIDENTIALITY

All confidential records, material and information, and copies thereof, and any and all trade secrets concerning the business or affairs of the Company, or any of its affiliates, obtained by the Employee in the course and by reason of his employment shall remain the exclusive property of the Company. During the Employee’s employment, and at all times thereafter, the Employee shall not divulge the contents of such confidential records or material or any of such confidential information or trade secrets to any person other than to the Company’s qualified employees and the Employee shall not, following the termination of his employment hereunder, for any reason whatsoever, use the contents of such confidential records or material or other confidential information or trade secrets for any purpose whatsoever.

(b)	NON-SOLICITATION OF EMPLOYEES

The Employee shall not, without the prior written consent of the Company, at any time during the period of 12 months following any termination of his employment with the Company for any reason whatsoever including, without limitation, any resignation by the Employee from his said employment, either directly or indirectly, on the Employee’s own behalf or on behalf of others, offer employment to or endeavour to entice away from the Company, or any affiliate thereof, any person who is employed by the Company or any such affiliate.

(c)	NON-SOLICITATION OF CUSTOMERS

The Employee shall not, at any time during the period of 12 months following any termination of his employment with the Company for any reason whatsoever including, without limitation, any resignation from his said employment, contact any customers of the Company, or any of its subsidiaries, for the purpose of selling to those customers any products or services which are the same as, or substantially similar to, or competitive with the products or services sold by the Company or any of its subsidiaries at such date.

6.	GENERAL CONTRACT PROVISIONS

(a)	OTHER ENTITLEMENTS

For the purposes of this Agreement, it is agreed that no other notice of termination or related entitlements, express or implied by law, shall apply, subject only to such minimum notice entitlements as may be prescribed from time to time by any applicable employment standards legislation.

(b)	SEVERABILITY

In the event that any provision herein or part hereof shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts hereof shall be and remain in full force and effect.

(c)	ENTIRE AGREEMENT

This Agreement constitutes and expresses the entire agreement of the parties hereto with reference to the employment of the Employee by the Company. All promises, representations, collateral agreements and understandings relative thereto and not incorporated herein are hereby superseded and cancelled by this Agreement.

(d)	SUCCESSORS AND ASSIGNS

This Agreement shall enure to the benefit of and be binding upon the Employee and his heirs and personal representatives, and upon the Company and its successors and assigns. This Agreement is personal to the Employee and may not be assigned by him.

(e)	APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, and the laws of Canada applicable therein.

VITRAN CORPORATION		THE EMPLOYEE

per:	/s/ Richard D. McGraw	/s/ Kevin A. Glass

KEVIN A. GLASS